EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Registration Statement on Form S-1 (Amendment No. 2 ) of our report dated March 4, 2025 with respect to our audits of the consolidated financial statements of AEN Group LTD. as of June 30, 2024 and 2023. We also consent to the reference to our firm under the heading “Experts” in the Prospectus.

/s/ CT International LLP

San Francisco, CA

March 13 , 2025